                                                                    EXHIBIT 10.2

                               AMENDMENT AGREEMENT


         Amendment Agreement dated as of April 24, 1997, by and between Shlomo Appel ("Seller") and Transworld Home HealthCare, Inc. ("Buyer").

         WHEREAS, Buyer and Seller are parties to a certain Stock Purchase Agreement dated as of June 30, 1994, as amended on June 30, 1994 and May 19, 1995 (the "Agreement"); and

         WHEREAS, capitalized terms used herein and not otherwise defined have the same meaning as set forth in the Agreement; and

         WHEREAS, the parties desire to amend the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual agreement set forth herein, the parties hereto hereby agree as follows:

         1. The definition of "Walkaway Date" and "Extended Walkaway Date" are hereby amended in their entirety to read as follows:

                  "Walkaway Date" shall mean May 30, 1997 provided, however, that if the Closing has not occurred by such date for any reason other than a material breach by Buyer of any of its obligations hereunder, Buyer shall have the right, in its sole discretion, to extend from time to time upon notice to the Sellers, the Walkaway Date to a date (the "Extended Walkaway Date") that is not later than November 28, 1997".

         2. Section 1.3 of the Agreement is hereby amended in its entirety to read as follows:

                  "1.3. Consideration. subject to the terms and conditions of this Agreement:

                  (a) (i) Concurrent with the execution hereof, Buyer shall deliver to the Escrow Agent (A) the sum of $450,000 and (B) within five business days following the execution hereof, 145, 455 shares of the Buyer's common stock (the "Buyer Stock") (clauses (A) and (B) being referred to collectively as the "Deposit") which Deposit shall be held in escrow pursuant to the Escrow Agreement in the form of Schedule 1.3(a) hereto.

                           (ii) At the Closing the Escrow Agent shall deliver
the Deposit to the Seller in accordance with the terms of the Escrow Agreement.
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                  (b) At the Closing, Buyer shall deliver to the Seller the sum of $3,550,000 by certified or official bank check drawn on a New York Clearing House member bank, to the order of Seller or at the option of Seller, by wire transfer to such accounts as Seller shall advise Buyer of in writing at least five days prior to the Closing.

         3. The form of Employment Agreement attached as Exhibit 6.8 to the Agreement is hereby superseded in its entirety by the form of Employment Agreement attached as Exhibit A hereto.

         4. Except as amended hereby, the Agreement as heretofore amended or modified, is hereby ratified, confirmed and approved in all respects.

                  IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the day and year first above written.



                                        /s/ Shlomo Appel
-------------------------               --------------------------------
Witness                                     Shlomo Appel




                                        Transworld Home HealthCare, Inc.
-------------------------
Witness


                                        By:  /s/   Robert W. Fine
                                            ----------------------------
                                            Name:  Robert W. Fine
                                            Title: President




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                                    Exhibit A

                                  Schedule 6.8

                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT ("Agreement"), dated as of , 1997, between KWIK CARE, Ltd., a New York corporation (the "Company") and SHLOMO APPEL (the "Executive")


                               W I T N E S S E T H


                  WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

                  1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

                  2. Term. Subject to the provisions of Section 9 hereof, the Executive's employment under this Agreement shall commence on , 1997 and shall end on the third anniversary hereof (herein, the "Term").

                  3. Position and Duties. A. The Executive shall serve as President of the Company and VIP Health Services, Inc. ("VIP", which together with the Company, are sometimes referred to herein as the "Companies") and shall have such other duties, as from time to time may be prescribed by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors (the "Board") of Transworld Home HealthCare, Inc. ("Transworld").

                           B. During the Term, the Executive shall perform and
discharge the duties that may be assigned to him by the Company from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.




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                           C. During the Term, the Executive shall perform such
duties on a full-time basis and the Executive shall have no other employment and no other related outside business activities whatsoever; provided, however, that the Executive shall not be precluded from devoting such time to such personal affairs as shall not materially interfere with the performance of his duties hereunder. The Company acknowledges that the Executive is a member of the Orthodox Jewish Faith and that religious observance will require him to leave early on many Fridays and to absent himself from the office on certain Jewish holidays.

                  4. Compensation. A. For the Executive's services hereunder, the Company shall pay the Executive annual salary (the "Base Salary") of $300,000 in year one of the Term; $330,000 during year two of the Term; and $363,000 during year three of the Term payable in accordance with the customary payroll practices of the Company.

                           B. Provided Executive is an employee of the Company,
in addition to the Base Salary, the Executive shall be entitled to a bonus equal to 50% of the average combined Companies' Pretax Earnings in excess of $2,250,000 of such Earnings during each year of the Term. By way of illustration, if the combined excess Pretax Earnings are $250,000 in year one, $100,000 in year two and $175,000 in year three, then Executive shall be entitled to a bonus in each year equal to 50% of $175,000, or $87,500. For purposes hereof, "Pretax Earnings" shall mean income before provision for income taxes, as reflected on the Companies' statements of income prepared by the Companies independent certified public accountants in accordance with GAAP during such periods, but excluding therefrom any extraordinary income or expense items (determined in accordance with GAAP) and corporate overhead charges from Transworld and after deducting therefrom amounts paid or accrued with respect to any Base Salary paid to Executive. In addition, for purposes hereof, in the event that during any year of the Term, there is a special charge to the income of the Companies on account of adjustments made by third party payors with respect to periods prior to the date hereof, such charges shall also be deemed extraordinary items, and shall not affect the calculation of Pretax Earnings. In the event that during any year of the Term, there is a rate adjustment with respect to the Companies' third-party payor billing rates for periods prior to the date hereof which rates were preliminary at such time and have become final during the Term and such adjustments result in an increase in Pretax Earnings during the Term, then the amount of any such increases shall not be deemed an extraordinary item and shall be included in Pretax Earnings in the year in which such adjustment was added to the Companies' pretax income. Any bonus to which Executive shall be entitled shall be paid within 90 days following the calculation thereof. With respect to the first and second years of the Term, in the event that as a result of averaging the second and third years an increase or decrease is required to be made to any bonus paid for the first or second years, such increase or decrease shall be settled in the second or third years as the case may be.



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                  5. Benefit Plans. During the Term, the Company shall provide to the Executive all fringe benefits then provided, as well as those which the Company may generally make available to its senior executive employees, including, without limitation, benefits provided under the Company's pension and profit-sharing plans (if any), health benefit plans (such as medical and hospitalization coverage), and insurance plans (such as life, supplemental life, disability, business travel, accident and accidental death and dismemberment) (collectively, the "Benefit Plans").

                  6. Automobile. During the Term, the Company shall provide the Executive with an automobile allowance of $650 per month in connection with the use of his automobile in the performance of his duties hereunder.

                  7. Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive.

                  8. Vacations. The Executive shall be entitled to no less than four weeks of paid vacation during each year of the Term.

                  9. Termination. The employment of the Executive may be terminated prior to the expiration of the Term in the manner described in this
Section 9.

                           A. Termination by the Company for Good Cause. The
Company shall have the right to terminate the employment of the Executive for Good Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination.


                           B. Termination by the Executive for Good Reason. The
Executive shall have the right to terminate his employment hereunder for Good Reason (as such term is defined herein) by written notice to the Company specifying the grounds constituting such Good Reason.

                           C. Termination upon Death. The employment of the
Executive hereunder shall terminate immediately upon his death.

                           D. The Company's Options upon Disability. If the
Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of three successive months, or an aggregate of three months in any six-month


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
period (the "Disability Period"), the Company shall have the option, in its discretion, by giving written notice thereof, either to (A) terminate the Executive's employment hereunder; or (B) continue the employment of the Executive hereunder upon all the terms and conditions set forth herein except that for the balance of the Term the Executive shall receive a Base Salary equal to 50% of the Base Salary then in effect. Regardless of which option the Company exercises or shall be deemed to have exercised, during the Disability Period, the Executive shall continue to receive his full compensation and other benefits provided herein net of any payments received under any disability policy or program of which the Executive is a beneficiary or recipient.

                           E. Termination for any other Reason. Any party
purporting to terminate the employment of the Executive hereunder for any reason not specified in the foregoing provisions of this Section 9 shall give the other party notice of such termination in writing and shall specify in such notice the reasons for such termination.

                           F. Termination Date. Any notice of termination given
pursuant to the provisions of this Agreement shall specify therein the effective date of such termination (the "Termination Date").

                           G. Certain Definitions. For purposes of this
Agreement, the following terms shall have the following meanings:

                                    (1) "Good Cause" shall exist if, and only
if, the Executive (a) wilfully or repeatedly fails to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such failure and such failure shall not have been cured by the Executive within 30 days after such notice or such longer period as may reasonably be necessary to accomplish the cure; (b) has been convicted of any crime which constitutes a felony or misdemeanor under applicable law or has entered a plea of guilty or NOLO CONTENDERE with respect thereto; (c) has committed any act which constitutes fraud or gross negligence under applicable law; (d) is determined by the Board to be dependant upon alcohol or drugs; and (e) or during the Term, Executive is determined by the Board to be in violation of the provisions of Section 11 or 12 hereof.

                                    (2) "Good Reason" means the occurrence of
any of the following events:

                                            (a) the assignment to the Executive
of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities or any other action by the Company which results in a significant


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
diminution in the Executive's position, authority, duties or responsibilities in either case taken as a whole, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                                            (b) the Company requiring the
Executive to be based at any location other than within 50 miles of the current executive offices of the Company, except for requirements of temporary travel on the Company's business;

                                    (3) "Person" means any individual,
corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

                  10. Obligations of Company on Termination. The Company's obligations on termination of the Executive's employment shall be as described in this Section 10.

                           A. Amount of Severance Payment in Certain Events.
Upon termination of the Executive's employment pursuant to Sections 9(B), the Company shall pay the Executive any accrued and unpaid bonuses (computed with respect to the actual period Executive was employed) and unreimbursed expenses together with a severance payment ("Severance Payment") equal to the product of
(a) the Base Salary then in effect, and (b) the number of years (or portion of a year, as the case may be) then remaining under this Agreement.

                           B. Manner in which Severance Payment is to be Made.
The Severance Payment shall be payable as follows: (i) a down payment equal to 20% shall be paid within 30 days after the Termination Date and (ii) the balance of the Severance Payment shall be paid in 12 consecutive equal monthly installments commencing on the first day of the second calendar month following the Termination Date. The obligation of the Company to pay such installments shall be evidenced by a non-interest bearing promissory note of the Company (the "Note") made payable to the order of the Executive and dated the date on which the down payment is due. At its option, at any time and from time to time, the Company may prepay all or any part of the principal balance of such Note in multiples of $5,000 without premium or penalty. The Note shall also provide that upon default in the payment of any installment thereunder, which default is not cured within thirty (30) days after the due date for payment of same, the holder of the Note shall be entitled to accelerate all payments due thereunder.

                           C. Payment Obligations of the Company in case of
Termination for Death, Voluntary Resignation or Good Cause. Upon termination of the Executive's employment upon death, as a result of the voluntary resignation of the Executive or for Good Cause, the Company shall have no payment obligations to the


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
Executive, except for the payment of any accrued and unpaid compensation or reimbursement of any unreimbursed expenses. The Executive agrees that in the event of his voluntary resignation, he shall provide the Company with not less than 90 days prior written notice thereof.

                           D. Continued Medical Coverage. Upon the termination
of the Executive's employment, to the extent permitted by applicable law, the Company shall continue to provide the Executive, at his cost, with medical and hospitalization insurance coverage for a period of the longer of: (i) 18 months from the Termination Date; (ii) the period prescribed by applicable law or (iii) the period set forth in the applicable Benefit Plans.

                  11. Trade Secrets; Confidentiality. The Executive recognizes and acknowledges that, in connection with his employment with the Company, he has had and will continue to have access to valuable trade secrets and confidential information of the Companies and Transworld and their affiliates including, but not limited to, customer lists, business methods and processes, marketing, promotional, pricing, financial information and data relating to employees and consultants (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that during the Term and thereafter, the Executive shall not disclose any of such Confidential Information to any Person, except that disclosure of Confidential Information will be permitted: (1) to the Company, its affiliates and their respective advisors; (2) if such Confidential Information has previously become available to the public through no fault of the Executive; (3) if required by any court or governmental agency or body or is otherwise required by law; (4) if necessary to establish or assert the rights of the Executive hereunder; or (5) if expressly consented to by the Company.

                  12. Covenants. A. During the Term and for a period of three
(3) years immediately following the termination of the Executive's employment, the Executive agrees that he will not engage in or have any financial interest in any business enterprise in competition with the Companies. For purposes of this Section 12(a):

                                    (1) A business enterprise in competition
with the Companies shall mean any enterprise which engages in any business as that conducted by Companies, Transworld or any subsidiary or affiliate during the twelve months preceding the date of Executive's termination of employment which operates anywhere within a radius of 100 miles of any office maintained by the Companies or Transworld as of the date of termination of employment; and

                                    (2) The Executive shall be deemed to be
engaged in or to have a financial interest in such business enterprise if he is an employee, officer,


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
director, trustee, agent, consultant or partner of any Person which is engaged in such business or if he owns, directly or indirectly, stock or securities convertible into or exchangeable for stock or otherwise has any equity or beneficial interest in such Person; provided, however, that the ownership of 5% or less of the outstanding shares of a class of security, which is regularly traded on a national securities exchange or quoted in an automated inter-dealer quotation system, shall not be deemed to be engaging or having a financial interest in the business of such Person.

                           B. During the Term and for a period of three (3)
years immediately following the termination of the Executive's employment, the Executive agrees that he will not directly or indirectly solicit any employee of the Companies or Transworld or any subsidiary or affiliate thereof or who was an employee of the Companies or Transworld or any subsidiary or affiliate at any time within the twelve-month period immediately prior thereto or encourage an employee or agent of the Companies or Transworld or any subsidiary or affiliate thereof to terminate such employment or agency relationship for the purposes of accepting employment with any business enterprise which is in competition with the Companies or Transworld as such term is defined herein.

                           C. The Executive acknowledges and agrees that the
covenants set forth in this Section 12 (the "Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

                           D. If any court determines that any of the Covenants,
or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Covenant, or any part thereof, and, in its modified form, such Covenant shall then be valid and enforceable.

                  13. Equitable Relief. In the event of a breach or threatened breach by the Executive of any of the covenants contained in Sections 11 and 12 hereof, the Company shall be entitled to a temporary restraining order, a preliminary injunction and/or a permanent injunction restraining the Executive from breaching or continuing to breach any of said covenants. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies that may be available to it for such breach or threatened breach, including the recovering of damages.

                  14. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.


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                  15. Successors and Assigns. A. This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

                           B. This Agreement shall inure to the benefit of and
be binding upon the Company and Executive and their respective successors and assigns.

                  16. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof.

                  17. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or similar overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 17: (a) if to the Company, to Attention: Robert W. Fine, 75 Terminal Avenue, Clark, New Jersey; and (b) if to the Executive, to 85-39 Wicklow Place, Jamaica Estates, New York 11432.

                  18. Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company at the Executive's level and the provisions of the Benefit Plans.

                  19. Complete Understanding. This Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

                  20. Modification; Waiver. A. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.




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                           B. No failure or delay by any party in exercising any
right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  21. Mutual Representations. A. The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound and (ii) do not require the consent of any Person.

                           B. The Company represents and warrants to the
Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) do not require the consent of any Person.

                           C. Each party hereto warrants and represents to the
other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

                  22. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

                  23. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.




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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.


                                        KWIK CARE, LTD.



                                        By:
---------------------------                ---------------------------
Witness



---------------------------             ------------------------------
Witness                                 Shlomo Appel




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